Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“CMR”) for the reporting period of January 1 to December 31, 2015, is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

COMPANY BACKGROUND

For more than a century, Huntington Ingalls Industries, Inc. (“HII” or the “Company,” “we,” “us,” or “our”) has been designing, building, overhauling and repairing ships primarily for the U.S. Navy and the U.S. Coast Guard. We are the nation’s sole designer, builder and refueler of nuclear-powered aircraft carriers, a builder of amphibious assault and expeditionary warfare ships for the U.S. Navy, the sole builder of National Security Cutters for the U.S. Coast Guard, one of only two companies currently designing and building nuclear-powered submarines for the U.S. Navy and one of only two companies that builds the Navy’s current fleet of DDG 51 Arleigh Burke-class destroyers. We are the exclusive provider of Refueling and Complex Overhaul services for nuclear-powered aircraft carriers, a full-service systems provider for the design, engineering, construction and life cycle support of major programs for surface ships and a provider of fleet support and maintenance services for the U.S. Navy.

We conduct most of our business with the U.S. Government, principally the Department of Defense. As prime contractor, principal subcontractor, team member or partner, we participate in many high-priority U.S. defense technology programs. We also provide a range of services to the energy and oil and gas industries, as well as government customers.

HII procures a large variety of products from many different suppliers. Some of the products HII procures from suppliers contain conflict minerals, which are also referred to as “3TGs” ( “conflict minerals” and “3TGs” are tin, tantalum, tungsten and gold, as more specifically described in and covered by the Securities and Exchange Commission’s regulations and guidance). HII is a downstream purchaser and is a number of steps removed in the supply chain from the mining and smelting of 3TGs. As a result, HII relies on its suppliers to represent whether the products they are supplying to HII contain 3TGs.

This CMR relates to HII products that were manufactured, or contracted to be manufactured, and delivered to customers during calendar year 2015 and that contain 3TGs. This CMR was not subjected to an independent private sector audit, which was not required as a result of the Securities and Exchange Commission’s “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule,” dated April 29, 2014.

CONFLICT MINERALS POLICY

HII has adopted a conflict minerals policy and related procedures focused on HII’s commitment to sourcing components and materials from suppliers that share its ethical values and that support compliance with the Securities and Exchange Commission’s regulations, as well as HII’s disclosure obligations related to conflict minerals. The conflict minerals policy and related procedures have guided HII’s development of internal systems, supply chain due diligence efforts and, ultimately, HII’s Reasonable Country of Origin Inquiry (“RCOI”).

Since October 2012, HII’s efforts related to conflict minerals have included: understanding, developing and implementing internal policies, procedures, practices, processes and systems designed to obtain information about 3TGs that may be incorporated into HII’s products and their origin; improving transparency through its product supply chain; and, more generally, providing knowledge to and achieving engagement from its suppliers concerning the requisite conflict minerals issues. Additionally, HII belongs to and participates with several professional organizations that devote time and focus to understanding conflict minerals matters and how to appropriately design, improve and implement processes to better understand and obtain data about the sources of conflict minerals.

REPORTING YEAR ACTIVITY

For products completed and delivered by HII in 2015, which included vessels, vessel components, water and air tight doors, radiological shielding, remote operator panels and electrical distribution panels, HII conducted an RCOI as more specifically described below. The results of the RCOI led HII to conduct due diligence of a limited number of suppliers to two of the Company’s business units. The information provided by those suppliers indicated that some 3TGs contained in certain of their products supplied to HII business units may have originated in a Covered Country (Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola), hereinafter referred to collectively as the “DRC.” As further discussed below, some of these suppliers reported sourcing from smelters that may procure some 3TGs from the DRC, but upon further inquiry HII determined that such smelters have been verified by the Conflict Free Sourcing Initiative (“CFSI”) to procure 3TGs only from conflict-free sources that do not support armed conflict in the DRC. Other smelters identified by suppliers are in the process of being audited by CFSI to determine if they obtain 3TGs entirely from conflict-free sources, while information about other smelters and the origin of the 3TGs they provide is unknown.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In addition to the efforts described above, HII’s RCOI was designed to determine whether the 3TGs in its relevant products originated in the DRC. In part, HII’s RCOI process included:

•	maintaining a long-term conflict minerals working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business-unit levels), as well as external advisors with conflict minerals subject matter expertise;

•	evaluating the Securities and Exchange Commission’s conflict minerals regulations and guidance, adopting policies to support compliance with the regulations, reviewing and updating practices and providing information to suppliers to make them knowledgeable of the Securities and Exchange Commission’s conflict minerals regulations and guidance and, to the extent necessary, developing reasonable interpretations of the regulations and guidance to enable HII to apply the regulations and guidance to its specific operations and industry;

•	providing information to HII’s suppliers about, and linked access to, the Securities and Exchange Commission’s conflict minerals regulations and guidance, as well as other supporting publications;

•	requiring suppliers, as part of the purchase order process, to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide any of: a completed HII-issued questionnaire, a completed Global e-Sustainability Initiative Conflict Minerals Reporting Template (“CMRT”) or some other form acceptable to us containing information about the type and origin of 3TGs in their products;

•	compiling data from supplier surveys and representations;

•	communicating with, and seeking information from, any major suppliers that did not timely respond to surveys or provided incomplete surveys; and

•	conducting periodic reviews with the Company’s conflict minerals working group and supply chain organizations to understand the data and information submitted by suppliers and additional steps that were taken to seek additional information from suppliers.

DUE DILIGENCE MEASURES

HII has developed due diligence processes that are informed by and track to the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas. These due diligence processes include:

Establish Strong Company Management Systems

•	Publishing and maintaining a conflict minerals policy and related procedures to address HII’s commitment to comply with the Rule. In 2015, the conflict minerals working group engaged in a review and update of our procedures to ensure they reflect our current practices, ensure consistency with the program currently in place and capture best practices. HII’s policy is summarized on our website at http://www.huntingtoningalls.com/about/ethics/conflictminerals. HII’s policy and procedures include commitments such as:

¡	To the extent practicable, and consistent with its contractual obligations to its customers, refraining from relationships that could knowingly result in:

•	aiding, directly or indirectly, armed groups operating in the DRC through sales of 3TGs; or

•	the willful concealment of information related to the transport of 3TGs from the DRC and their use in manufactured products.

¡	Sourcing components and materials from suppliers that share its ethical values. Our procedures outline the requirements to survey our suppliers and obtain necessary details to support compliance with the Rule. The procedures further identify the functional parties within the Company responsible for supporting the Rule and assessing the presence of any inconsistencies associated with supplier survey responses.

•	Obtaining and publishing for appropriate employees a web-based conflict minerals training course.

•	Establishing conflict minerals as an element in the 2015 Corporate Annual Compliance Plan, which covers HII’s risk management of conflict minerals.

•	Utilizing electronic databases to compile RCOI responses from suppliers.

•	Periodically briefing senior management and the Audit Committee of the Board of Directors on the conflict minerals requirements and related company activities.

•	Maintaining communications with our supply chain through our business unit supplier websites, which include Frequently Asked Questions from the Aerospace Industries Association (“AIA”), as well as presenting information on conflict minerals disclosure requirements to HII’s significant suppliers at a conference hosted by HII.

•	Employing mechanisms for interested persons to voice concerns or grievances, including our pre-existing OpenLine as the tool to capture and track concerns or grievances regarding aspects of the Rule either internally or externally. The OpenLine is available 24 hours a day, seven days a week, and can be accessed through either a phone number or website (1-877-631-0020, https://hii-openline.alertline.com/gcs/welcome).

Identify and Assess Supply Chain Risk

•	Requiring suppliers as part of the purchase order process to represent whether their products contain 3TGs and, if so, further requiring the suppliers to provide a completed HII-issued questionnaire, a completed CMRT or some other form acceptable to us containing information about the type and origin of 3TGs in their products.

•	Including a purchase order clause that requires a supplier to provide HII an updated survey response if the status of any of their product(s) changes prior to final delivery.

•	Identifying suppliers that directly supply products to HII that may contain 3TGs, and following up with non-responsive suppliers to request submission of CMRTs or similar information by a specified date.

•	Conducting a targeted self-assessment to identify items with a higher risk of containing 3TGs if no CMRT had previously been submitted by the supplier.

•	Including a purchase order clause that allows HII to either withhold up to 10% of the purchase order price or terminate the purchase order if HII determines that any representation made by the supplier is inaccurate or incomplete in any respect, or if the supplier fails to timely submit the information required by the clause.

Design and Implement a Strategy to Respond to Supply Chain Risks

•	Maintaining membership and participation in the Manufacturer’s Alliance for Productivity and Innovation (“MAPI”), National Association of Manufacturers (“NAM”), AIA and its conflict minerals working group, and CSFI, to both participate in the development, and keep abreast, of industry “best practices” for conflict minerals due diligence efforts.

•	Obtaining and reviewing published information about due diligence and the results of audits of smelters and refiners as performed and reported by the CFSI.

•	Analyzing supplier responses and evaluating information in a manner designed to provide the Company with a reasonable basis for conclusions disclosed in the 2016 Form SD and this Conflict Minerals Report, including evaluating the raw number of supplier responses and relative dollar value of purchased products represented by such responses, as well as focusing on suppliers relevant to the Reporting Period.

•	Supporting information-sharing systems within industry aimed at improving assessment of supplier due diligence in the supply chain of minerals from conflict-affected and high-risk areas, such as comparing smelters or refiners identified by the HII supply chain with CFSI Conflict-Free Sourcing Program (“CFSP”) information.

•	Contacting selected smelters or refiners through a formal letter from HII management to encourage participation in the CFSP.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	Due to the downstream nature of our business, HII does not have direct relationships with smelters or refiners and therefore does not perform audits of these entities. HII, however, supports supply chain auditing initiatives through its membership in CFSI, which conducts audits to confirm the conflict-free status of impacted smelters and refiners.

Report on Supply Chain Due Diligence

•	This Conflict Minerals Report is HII’s public annual report on the due diligence efforts of our supply chain.

•	HII posts this report annually at http://www.huntingtoningalls.com/about/ethics/conflictminerals.

INFORMATION REGARDING COUNTRY OF ORIGIN

As noted above, in response to HII’s country of origin inquiries, a limited number of HII’s suppliers indicated that, due to a lack of definitive information from their supply chains, certain of their products may contain one or more 3TGs sourced from the DRC. None of those suppliers, however, reported finding any indication that such 3TGs may have been used to finance armed conflict in the DRC. Accordingly, HII believes that the results of its RCOI indicated that it was appropriate to conduct due diligence measures to obtain additional information, as described below.

HII engaged with each supplier that suggested possible sourcing of 3TGs from the DRC to obtain further supporting documentation for their statements. These suppliers responded with either (i) conflict minerals disclosure on a company-wide basis in which they were unable to verify whether the specific products sold to HII contained 3TGs sourced from the DRC, or (ii) additional information that indicated the names and locations of known smelters from which their 3TGs may have originated, but without additional information to verify whether the 3TGs in their products sold to HII originated from the DRC, or an indication that their RCOI was ongoing and not yet complete. Appendix A lists the smelters named by those suppliers, but the inclusion of a smelter in Appendix A does not indicate that HII products necessarily contain 3TGs processed by that smelter. Comparing the list of those smelters named in Appendix A to the Compliant Smelter Detailed Sourcing Information published by CFSI, as well as other publicly-available information, indicated the following:

•	214 of the listed smelters had been audited as part of the CFSI initiative and were determined to source their 3TGs only from either countries other than those in and adjoining the DRC, or from conflict-free sources;

•	34 of the listed smelters are in the process of arranging for or are being audited to determine if they source their 3TGs only from either countries other than the DRC and adjoining countries or otherwise from conflict-free sources; and

•	60 of the listed smelters do not appear on the CFSI list as being in the process of arranging for an audit to determine the source of their 3TGs. HII has insufficient information from or about these smelters to understand their sources for 3TGs.

As described in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which the Company’s processes are based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the CFSI. The data on which we relied for certain statements in this report was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for CFSI member HUNT.

ONGOING EFFORTS

HII is continuing its ongoing efforts to:

•	Determine which supplier-provided products contain 3TGs;

•	Obtain additional information from direct suppliers, as well as others in or with knowledge of the supply chain, as to whether their products contain 3TGs and, if so, the origin of those 3TGs, as additional conflict minerals and smelter information becomes available to the supply chain;

•	Communicate knowledge and our expectations to suppliers about the type and level of detailed information needed by HII to understand the origin and source of 3TGs;

•	Remain actively involved in and participate with industry and other groups, including MAPI, AIA, NAM and the CFSI, to ascertain best and leading practices and to obtain and share information that may assist in determining whether purchased products contain 3TGs and, if so, the origin of those 3TGs and whether the 3TGs were sourced from conflict-free sources;

•	Support industry efforts to expand participation of smelters and refiners in conflict-free certification programs; and

•	Provide resources and information to non-issuer suppliers about the Securities and Exchange Commission’s conflict minerals reporting requirements, as well as information about the CFSI and other informative measures designed to educate about the importance of conflict-free sourcing.

APPENDIX A

Listed below are the smelters to which we previously referred in this report.

Mineral	Smelter name	Country
Gold	Advanced Chemical Company**	United States
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux SA**	Switzerland
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.**	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)**	South Korea
Gold	DODUCO GmbH*	Germany

Mineral	Smelter name	Country
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	OJSC Novosibirsk Refinery*	Russia
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited*	China
Gold	Asahi Refining USA Inc.*	United States
Gold	Asahi Refining Canada Limited*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russia
Gold	JSC Uralelectromed*	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.*	South Korea

Mineral	Smelter name	Country
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Technologies (Suzhou) Co Ltd**	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining & Smelting*	Japan
Gold	Moscow Special Alloys Processing Plant*	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC*	United States
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russia
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX PrŽcinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals**	South Korea
Gold	SAMWON METALS Corp.	South Korea

Mineral	Smelter name	Country
Gold	Schone Edelmetaal B.V.*	Netherlands
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russia
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Torecom**	South Korea
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	China
Gold	Morris and Watson	New Zealand
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Faggi Enrico S.p.A.**	Italy
Gold	Geib Refining Corporation**	United States
Gold	MMTC-PAMP India Pvt., Ltd.*	India

Mineral	Smelter name	Country
Gold	Republic Metals Corporation*	United States
Gold	KGHM Polska Miedź Spółka Akcyjna**	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.p.A*	Italy
Gold	Korea Zinc Co. Ltd.**	South Korea
Gold	SAXONIA Edelmetalle GmbH**	Germany
Gold	WIELAND Edelmetalle GmbH**	Germany
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia

Mineral	Smelter name	Country
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	QuantumClean*	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russia
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex Metals*	United States
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd*	China
Tantalum	KEMET Blue Metals*	United States
Tantalum	Plansee SE Liezen*	Austria
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Plansee SE Reutte*	Austria
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Kemet Blue Powder*	United States
Tantalum	Tranzact, Inc.*	United States

Mineral	Smelter name	Country
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Resind Indústria e Comércio Ltda.*	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited**	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Alpha*	United States
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil
Tin	CV Gita Pesona*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	Dowa*	Japan
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals*	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Linwu Xianggui Smelter Co	China
Tin	China Tin Group Co., Ltd.*	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	United States
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Nankang Nanshan Tin Co., Ltd.	China

Mineral	Smelter name	Country
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Karimun Mining**	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.*	Brazil

Mineral	Smelter name	Country
Tin	Thaisarco*	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	China
Tin	VQB Mineral and Trading Group JSC*	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.**	China
Tin	Yunnan Tin Group (Holding) Company Limited*	China
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT WAHANA PERKIT JAYA*	Indonesia
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	Phoenix Metal Ltd**	Rwanda
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	PT Inti Stania Prima*	Indonesia
Tin	CV Ayi Jaya*	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company**	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company**	Vietnam
Tin	CV Dua Sekawan**	Indonesia
Tin	CV Tiga Sekawan**	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company**	Vietnam
Tin	Resind Indústria e Comércio Ltda.*	Brazil
Tin	Metallo-Chimique N.V.*	Belgium
Tin	Elmet S.L.U. (Metallo Group)*	Spain
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	An Thai Minerals Company Limited**	Vietnam
Tin	PT Kijang Jaya Mandiri**	Indonesia

Mineral	Smelter name	Country
Tin	HuiChang Hill Tin Industry Co., Ltd.**	China
Tin	Gejiu Fengming Metalurgy Chemical Plant**	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant**	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	Kennametal Huntsville*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Kennametal Fallon**	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam

Mineral	Smelter name	Country
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Pobedit, JSC	Russia
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	China
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	H.C. Starck GmbH*	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Niagara Refining LLC*	United States
Tungsten	Hydrometallurg, JSC*	Russia

*	Denotes smelters verified as conflict-free by CFSI

**	Denotes smelters currently pursuing or undergoing audit by CFSI to determine their conflict-free status